As filed with the Securities and Exchange Commission on July 24, 1998

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------


                               I.C.H. CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                                          43-6069928
-------------------------------                ------------------------------
(State or Other Jurisdiction of                (I.R.S. Employer Incorporation
or Organization)                               Identification Number)

9255 Towne Centre Drive, Suite 600, San Diego, California
(619) 587-8533                                               92121
----------------------------------------                  ----------
(Address, including telephone number, of                  (Zip Code)
Principal Executive Offices)

             I.C.H. CORPORATION 1997 DIRECTOR STOCK OPTION PLAN AND I.C.H. CORPORATION 1997 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
         --------------------------------------------------------------
                            (Full Title of the Plans)

                                              Copies to:
     MR. JAMES R. ARABIA                      ROBERT H. DRECHSLER, ESQ.
     Chief Executive Officer                  Pryor Cashman Sherman & Flynn LLP
     I.C.H. Corporation                       410 Park Avenue
     9255 Towne Centre Drive, Suite 600       New York, New York  10022
     San Diego, California  92121             (212) 421-4100
     (619) 587-8533
         --------------------------------------------------------------
         (Names, addresses and telephone numbers of agents for service)



                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed        Proposed
Title of              Amount        Maximum         Maximum        Amount of
Securities to          to be     Offering Price    Aggregate     Registration
be Registered       Registered*   Per Share **   Offering Price      Fee
--------------------------------------------------------------------------------
Common Stock      1,900,000         $4.25         $8,075,000.00     $2,382.13
($0.01 par value) shares
================================================================================

* All of the securities registered hereby are issuable under the Plans. This registration statement includes 1,400,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), with respect to which a registration fee of $1,841.21 was paid with the filing of Registration Statement No. 333-49855, on Form S-8, with the Securities and Exchange Commission (the "Commission") on April 10, 1998. To date, none of such shares have been sold by selling shareholders pursuant to the reoffer prospectus included in such previously filed registration statement.

** Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The proposed Maximum Offering Price per Share represents the average of the high and low prices as reported by the American Stock Exchange on July 23, 1998.

                                EXPLANATORY NOTES


     Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statement No. 333-49855, on Form S-8, filed with the Commission on April 10, 1998.

     Included on the immediately following pages is a "reoffer prospectus" for use by certain selling shareholders in connection with the reoffer and resale of restricted securities pursuant to the Company's 1997 Employee Stock Option Plan, as amended, and 1997 Director Stock Option Plan.

PROSPECTUS
----------
                                1,900,000 Shares

                               I.C.H. CORPORATION

                                  Common Stock

                             ---------------------

     All of the 1,900,000 shares of common stock, $.01 par value per share (the "Common Stock"), of I.C.H. Corporation (the "Company") offered hereby are offered for the account of the shareholders described herein (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of such Common Stock by the Selling Shareholders. The 1,900,000 shares of Common Stock offered hereby are referred to herein as the "Selling Shareholder Shares." All of the Selling Shareholder Shares are issuable upon the exercise of options granted as of the date hereof or in the future.

     Shares of Common Stock may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the American Stock Exchange (the "AMEX") or other exchanges on which the Common Stock is then traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The aggregate proceeds to the Selling Shareholders from the sale of the Selling Shareholder Shares will be the purchase price of the Selling Shareholder Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. By agreement, the Company will pay substantially all of the expenses incident to the registration of the Selling Shareholder Shares, except for selling commissions associated with the sale of the Selling Shareholder Shares, all of which will be paid by the Selling Shareholders.

     The Common Stock is listed on the AMEX under the symbol "IH." The closing price of the Common Stock as reported on the AMEX on July 23, 1998 was $4.25 per share.

--------------------------------------------------------------------------------
                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
              DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
                 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                  The date of this Prospectus is July 24, 1998.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is: http://www.sec.gov. In addition, the Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and similar information concerning the Company can be inspected and copied at the offices of the AMEX, 86 Trinity Place, 7th Floor, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K (File No. 1-7697) for the fiscal year ended December 31, 1997;

     b. The Company's Current Report on Form 8-K (File No. 1-7697), dated February 10, 1998;

     c. The Company's Quarterly Report on Form 10-Q (file No. 1-7697) for the fiscal quarter ended March 31, 1998; and

     d. The Company's Proxy Statement relating to the Annual Meeting of Stockholders held on May 29, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the securities offered hereby to whom this Prospectus is delivered, upon written or oral request. Requests should be made to the Chief Executive Officer of the Company (telephone number: (619) 587-8533).

                                   THE COMPANY

     I.C.H Corporation (the "Company"), a Delaware corporation, is the post-reorganization successor to I.C.H. Corporation ("Old ICH"). On October 10, 1995, Old ICH and three of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Code") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"). Old ICH's First Amended Joint Plan of Reorganization under Chapter 11 was confirmed by the Bankruptcy Court on February 7, 1997 and the Company emerged from bankruptcy effective as of February 19, 1997.

     On April 30, 1997, the Company acquired all of the outstanding capital stock of Sybra, Inc. ("Sybra"), the second largest franchisee of Arby's restaurants in the United States. The aggregate purchase price was approximately $39.8 million which included the repayment of $23.7 million of Sybra indebtedness and an additional $2 million of acquisition indebtedness due to the seller within two years. Concurrently with the Company's acquisition of Sybra, Sybra entered into a sale/leaseback transaction on 61 of its restaurant sites with U.S. Restaurant Properties, Inc.

     As of May 15, 1997, the Company, through its wholly-owned subsidiaries, operated 163 Arby's restaurants clustered in five operating regions. Those restaurants generated approximately $111.7 in revenue during 1997. Through another wholly-owned subsidiary, Perry Park Resorts, Inc., the Company also owned and operated a planned real estate development consisting of approximately 2,600 acres ("Perry Park") located in Owenton, Kentucky. Perry Park includes an 18-hole golf course, clubhouse, restaurant, salable lots, several lakes, additional platted but undeveloped lots and unimproved acreage.

                                 USE OF PROCEEDS

     The shares of Common Stock offered hereby are being registered for the account of the Selling Shareholders and, accordingly, the Company will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The shares of Common Stock offered by this Prospectus are to be acquired by directors and/or officers of the Company and its subsidiaries (the "Selling Shareholders") pursuant to the Company's 1997 Director Stock Option Plan and 1997 Employee Stock Option Plan, as amended. Each Selling Shareholder will receive all of the net proceeds from the sale of his or her respective Selling Shareholder Shares offered hereby. The following table sets forth certain information regarding the ownership of the Company's Common Stock by the Selling Shareholders as of July 23, 1998. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the Selling Shareholders change as a result thereof. There is no assurance that any of the Selling Shareholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                                     Number of Shares                          Number of Shares to
                                     Owned Prior to       Number of Shares     be Owned After
Name and Position with Company       Offering(1)          Registered Hereby    Offering(2)
------------------------------       ----------------     -----------------    -----------

James R. Arabia, Chairman of the
Board, Chief Executive Officer and       176,269(3)             176,000             269
President

David A. Brainard, Senior Vice
President and Chief Financial             79,000                 60,000          19,000
Officer

John A. Bicks, Senior Vice
President, General Counsel,               65,000(4)              60,000           5,000
Secretary and Director

Kenneth E. Giddens, Director              51,400                 45,000           6,400

Carl D. Robinson, Director                81,000                 45,000          36,000

Raymond L. Steele, Director               25,000                 25,000              --

Robert H. Drechsler, Director             52,000                 40,000          12,000

Timothy Scott, Director                   25,000                 25,000              --
                                         -------                -------          ------

TOTALS                                   554,669                476,000          78,669
                                         =======                =======          ======



-------------------------------
(1)  Includes shares of Common Stock underlying options.
(2)  Assumes all shares registered hereunder will be sold.
(3) Does not include 15,070 shares of Common Stock owned by a trust for the benefit of Mr. Arabia's wife. Mr. Arabia is neither the trustee nor a beneficial owner of the trust and therefore disclaims beneficial ownership of such shares.
(4) Does not include 4,107 shares of Common Stock held by Mr. Bick's wife of which Mr. Bicks disclaims beneficial ownership.

     Information regarding each Selling Shareholder's current relationship with the Company or the Company's predecessors and affiliates and such relationships, if any, within the past three years is set forth below:

James R. Arabia serves as the Chairman of the Board, President and Chief Executive Officer of the Company.

David A. Brainard serves as Senior Vice President and Chief Financial Officer of the Company.

John A. Bicks serves as the Senior Vice President, General Counsel and Secretary and as a Director of the Company.

Kenneth E. Giddens serves as a Director of the Company.

Carl D. Robinson serves as a Director of the Company.

Raymond L. Steele serves as a Director of the Company.

Robert H. Drechsler serves as a Director of the Company.

Timothy Scott serves as a Director of the Company.

                              PLAN OF DISTRIBUTION

     The Selling Shareholder Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the AMEX or other exchanges on which the Common Stock is traded, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholder Shares may be sold in one or more of the following transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Shareholder Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a Selling Shareholder will be selected by such Selling Shareholder. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Selling Shareholder Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, disclosing: (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Selling Shareholder Shares involved, (iii) the price at which such Selling Shareholder Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

     The Selling Shareholders reserve the sole right to accept and, together with any agent of the Selling Shareholders, to reject in whole or in part any proposed purchase of the Selling Shareholder Shares. The Selling Shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

     To the extent required, the amount of the Selling Shareholder Shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth by the Company in a prospectus supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement. The Selling Shareholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Offers and sales of shares of the Common Stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Selling Shareholder Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Shareholder Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Stock may not simultaneously engage in market-making activities with respect to such shares of Common Stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Shareholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Shareholders or any such other person. All of the foregoing may affect the marketability of the Common Stock and the brokers' and dealers' ability to engage in market-making activities with respect to the Common Stock.

     The Company will pay substantially all of the expenses incident to the registration of the shares of Common Stock offered hereby, estimated to be approximately $5,000.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

     The authorized capital stock of the Company consists of 9,000,000 shares of Common Stock, par value $.01 per share. At March 31, 1998, 2,793,550 shares of Common Stock were issued and outstanding (assuming full conversion of all remaining outstanding common stock and preferred stock of the pre-reorganized I.C.H. Corporation).

     Each outstanding share of Common Stock will entitle the holder to one vote on all matters presented to shareholders for a vote. The holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Holders of shares of Common Stock will have no preemptive rights, subscription rights or cumulative voting rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All shares of Common Stock to be outstanding following this offering will be duly authorized, fully paid, and nonassessable.

                                  LEGAL MATTERS

     Certain legal matters in connection with this offering, including the validity of the issuance of the shares of Common Stock offered hereby, will be passed upon for the Company by Pryor Cashman Sherman & Flynn LLP, New York, New York.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1997, have been so incorporated in reliance on the report of Pricewaterhouse Coopers LLP (formerly known as Coopers & Lybrand LLP), independent accountants, given on the authority of said firm as experts in auditing and accounting.

==================================================
     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This
Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                -------------------






                 TABLE OF CONTENTS

                                              Page
                                              ----

Available Information..........................2
Incorporation of Certain Documents
  by Reference.................................2
The Company....................................3
Use of Proceeds................................3
Selling Shareholders...........................3
Plan of Distribution...........................5
Description of Securities to be
  Registered...................................6
Legal Matters..................................7
Experts .......................................7





==================================================





                 1,900,000 Shares






                I.C.H. CORPORATION



                   Common Stock





                -------------------
                    PROSPECTUS
                -------------------







                   July 24, 1998








==================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference in this registration statement:

     a. The Company's Annual Report on Form 10-K (File No. 1-7697) for the fiscal year ended December 31, 1997;

     b. The Company's Current Report on Form 8-K (File No. 1-7697), dated February 10, 1998;

     c. The Company's Quarterly Report on Form 10-Q (file No. 1-7697) for the fiscal quarter ended March 31, 1998;

     d. The Company's Proxy Statement relating to the Annual Meeting of Stockholders held on May 29, 1998; and

     e. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities all securities then remaining unsold.


Item 4. Description of Securities.

     Not applicable.


Item 5. Interests of Named Experts and Counsel.

     Robert H. Drechsler is a partner with the firm of Pryor Cashman Sherman & Flynn LLP, legal counsel to the Company, and a member of the Board of Directors of the Company and its subsidiaries.


Item 6. Indemnification of Directors and Officers.

     Under provisions of the Certificate of Incorporation and the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

     Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both
(1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

     The Company and its officers and directors are covered by officers and directors liability insurance. The policy coverage is $5,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of 250,000 for each claim.

     Neither the Certificate of Incorporation nor the By-Laws of the company contain any provisions which prevent or prohibit the indemnification of the Company's directors or officers. However, in accordance with Delaware law and the broad powers granted its directors and officers, the Company could provide indemnification to its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 7. Exemption from Registration Claimed.

     Not applicable

Item 8. Exhibits.

 4.1 - Form of Common Stock certificate (incorporated by reference to Exhibit
       4.1 to Registration Statement No. 333-49855 on Form S-8)

 5.1 - Opinion of Pryor Cashman Sherman & Flynn LLP

23.1 - Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1)

23.2 - Consent of Pricewaterhouse Coopers LLP


Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 24th day of July, 1998.


                                   I.C.H. CORPORATION


                                   By:  /s/ James R. Arabia
                                        -------------------------------------
                                        JAMES R. ARABIA
                                        CHAIRMAN OF THE BOARD,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                               TITLE                                   DATE
---------                               -----                                   ----
/s/ James R. Arabia                     Chairman of The Board, President        July 24, 1998
--------------------------------        and Chief Executive Officer
JAMES R. ARABIA

/s/ David A. Brainard                   Senior Vice President and Chief         July 24, 1998
--------------------------------        Financial Officer
DAVID A. BRAINARD

/s/ John A. Bicks                       Senior Vice President,                  July 24, 1998
--------------------------------        General Counsel, Secretary
JOHN A. BICKS                           and Director

/s/ Kenneth E. Giddens                  Director                                July 24, 1998
-------------------------------
KENNETH E. GIDDENS

/s/ Carl D. Robinson                    Director                                July 24, 1998
-------------------------------
CARL D. ROBINSON

/s/ Raymond L. Steele                   Director                                July 24, 1998
-------------------------------
RAYMOND L. STEELE

/s/ Robert H. Drechsler                 Director                                July 24, 1998
-------------------------------
ROBERT H. DRECHSLER

/s/ Timothy Scott                       Director                                July 24, 1998
-------------------------------
TIMOTHY SCOTT

                                INDEX TO EHXIBITS


Exhibit No.    Description of Exhibit
-----------    ----------------------
   4.1         Form of Common Stock Certificate (incorporated by
               reference to Exhibit 4.1 to Registration Statement No.
               333-49855 on Form S-8)
   5.1         Opinion of Pryor Cashman Sherman & Flynn LLP
   23.1        Consent of Pryor Cashman Sherman & Flynn LLP (included
               as part of Exhibit 5.1)
   23.2        Consent of Pricewaterhouse Coopers LLP



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